                                  EXHIBIT 10.93

                                      INDEX

             LEASE dated as of February 6, 1995, Between
             STANLEY STAHL, d/b/a STAHL PARK AVENUE
             CO., Owner,
                                       and

             SHOREWOOD PACKAGING CORPORATION, Tenant

- --------------------------------------------------------------------------------

Printed Provisions

           Article                                                            Page
           -------                                                            ----
           Granting Clause
 1         Rent                                                                1
 2         Use                                                                 1
 3         Alterations                                                         1
 4         Repairs                                                             1
 5         Window Cleaning                                                     1
 6         Requirements of Law, Fire Insurance, Floor Loads                    1
 7         Subordination [Intentionally Deleted]                               2
 8         Property-Loss, Damage, Reimbursement, Indemnity                     2
 9         Destruction, Fire and Other Casualty                                2
10         Eminent Domain                                                      2
11         Assignment, Mortgage, Etc                                           2
12         Electric Current [Intentionally Deleted]                            2
13         Access to Premises                                                  3
14         Vault, Vault Space, Area                                            3
15         Occupancy                                                           3
16         Bankruptcy                                                          3
17         Default                                                             3
18         Remedies of Owner and Waiver of Redemption                          3
19A        Fees and Expenses                                                   3
19B        Building Alterations and Management                                 3
20         No Representations by Owner                                         3
21         End of Term                                                         4
22         Quiet Enjoyment                                                     4
23         Failure to Give Possession                                          4
24         No Waiver                                                           4
25         Waiver of Trial by Jury                                             4
26         Inability to Perform                                                4
27         Bills and Notices                                                   4
28         Services Provided by Owner-Water, Elevators, Heat,                  4
           Cleaning, Air Conditioning
29         Captions                                                            4
30         Definitions                                                         4
31         Adjacent Excavation-Shoring                                         5
32         Rules and Regulations                                               5
33A        Security                                                            5
33B        Estoppel Certificate                                                5
33C        Successors and Assigns                                              5


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
Rider                                                                         Page
- -----                                                                         ----
 34             Application of this Rider                                       6

                A - Rider Provisions Paramount
                B - Additional Definitions
                C - Some Qualifications of Certain Preceding
                      Printed Articles
 35               Electricity                                                  15
 36               Superior Leases and Mortgages                                18
 37               Estoppel Certificate                                         20
 38               Indemnification and Liability of Owner                       21
 39               Escalation for Increases in Real Estate Taxes                21
 40               Escalation for Operating Expenses                            23
 41               Restrictions on Signs                                        27
 42               Consents                                                     27
 43               Informal Arbitration                                         28
 44               Assignment and Subletting                                    29
 45               Brokerage                                                    31
 46               Rent Control                                                 31
 47               Condition of Demised Premises                                32
 48               Insurance                                                    34
 49               Abatement of Rents                                           35
 50               Intentionally Omitted                                        35
 51               Miscellaneous Addition Provisions                            35

Exhibits
- --------
  A         Floor Plan
  B         Owner's Work
B-1         Floor Plan Showing Location of Induction Unit Cover
            Grilles and Mullion Covers to be Replaced
  C         Cleaning Schedule
  D         Rules and Regulations
  E         Certificate of Occupancy
  F         Funding Procedures
  G         Approved Contractors
  H         HVAC Specifications

            AGREEMENT OF LEASE, made as of this 6th day of February 1995, between STANLEY STAHL, d/b/a STAHL PARK AVENUE CO., having an office at 277 Park Avenue, New York party of the first part, hereinafter referred to as OWNER, and SHOREWOOD PACKAGING CORPORATION, a Delaware corporation having an office at 10 East 53rd Street, New York, New York party of the second part, hereinafter referred to as TENANT,

            Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire tenant occupancy area of the thirtieth (30th) floor indicated by hatching on the floor plan annexed hereto and made a part hereof as Exhibit "A" (hereinafter sometimes called the "premises" or the "demised premises", whether or not capitalized), in the building known as 277 Park Avenue (hereinafter sometimes called the "Building", whether or not capitalized) in the Borough of Manhattan, City of New York, for a term of approximately fifteen (15) years, six (6) months to commence on the date hereof (the "Commencement Date"), and to end on August 14, 2010 (the "Expiration Date") both dates inclusive, at the annual rates set forth and described as "fixed rent" in Article 34B(1) hereof, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place, or such agent and at such place as Owner may designate in writing, without any set off or deduction whatsoever.

            The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

            RENT OCCUPANCY:

            (a) Tenant shall pay rent as hereinafter provided.

            (b) Tenant shall use and occupy the demised premises for executive, general and administrative offices for the conduct of Tenant's packaging business, including, sales, customer service and the designing of packages and for uses customarily incidental to such office use and not contrary to any of the provisions of this lease.

            TENANT ALTERATIONS:

            (c) Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not adversely affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics selected by Tenant and reasonably approved by Owner. Anything contained in this Article 3 or in Article 34C(3) of this Lease to the contrary notwithstanding, Owner's consent shall not be unreasonably withheld or delayed with respect to any nonstructural Tenant's Changes, provided that (x) consent for such Tenant's Change is not required by any Mortgagee or Lessor (as such terms are hereinafter defined), and (y) such Tenant's Change (i) is

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

not visible from the outside of the Building, (ii) does not affect any part of the Building other than the Demised Premises, (iii) does not affect any services required to be furnished by Owner to any other tenant or occupant of the Building, (iv) does not affect the proper functioning of any Building Systems (hereinafter defined), (v) does not impair or diminish the value or utility for the Building, and (vi) does not affect the certificate of occupancy for the Building or the Demised Premises. The term "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien or U.C.C. financing statement is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days after notice at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless same are required to be removed pursuant to Article 34C(3)(c) hereof, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal reasonable wear and tear excepted. All property required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

            MAINTENANCE AND REPAIRS:

            (d) Tenant shall, throughout the term of this lease, take reasonably good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of

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Tenant's fixtures, furniture and equipment.  Tenant shall promptly make, at
Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. A list of the approved contractors for the performance of the Initial Tenant's Changes is set forth on Exhibit "G" annexed hereto and made a part hereof. If Tenant engages any contractor set forth on such list, Tenant shall not be required to obtain Owner's consent for such contractor unless prior to the earlier of (a) entering into a contract with such contractor, and (b) the commencement of work by such contractor, Owner shall notify Tenant that such contractor has been removed from the list. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

            WINDOW CLEANING:

            (e) Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

            REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

            (f) Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to

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

make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Notwithstanding anything to the contrary contained herein, Tenant shall comply with the Americans with Disabilities Act of 1990, as amended ("ADA"), as it pertains to the Demised Premises and Owner shall comply with ADA as it pertains to the common areas of the Building. Tenant may, after securing Owner to Owner's reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company reasonably satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that which would otherwise be in effect. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant within thirty (30) days after written notice by Owner to Tenant describing the manner of Tenant's use of the Demised Premises which constitutes such failure by Tenant and the name and address of the entity demanding such increased payment and including a copy of the notice which Owner received demanding same. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonable judgement, to absorb and prevent vibration, noise and annoyance.

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

            SUBORDINATION:

            (g) (SEE ARTICLE 36)

            PROPERTY-LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:

            (h) Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building caused by operations in construction of any private, public or quasi public work.

            If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

            DESTRUCTION, FIRE AND OTHER CASUALTY:

            (i) (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable, (c) If the demised premises are totally or substantially totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect

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

not to restore the same as hereinafter provided, (d) Whether or not the demised premises are damaged in whole or in part, if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant, (e) Anything contained herein to the contrary notwithstanding, within forty-five (45) days after notice to Owner of any damage described in this Article 9, Owner shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's good faith estimate as to the time required to repair such damage. If such estimated time period exceeds nine (9) months (exclusive of Specialty Tenant's Changes [hereinafter defined] and Tenant's Property) from the date of such statement, subject to delays beyond Owner's reasonable control, Tenant may elect to terminate this Lease by giving notice to Owner not later than thirty (30) days following Tenant's receipt of such statement. If Tenant makes such election, the term of this Lease shall expire on the thirtieth (30th) day after the date notice of such election is given, and Tenant shall vacate the Demised Premises and surrender the same to Owner on such date in accordance with Article 21 hereof and the fixed rent and escalation rent shall be apportioned and any prepaid portion of fixed rent and escalation rent for any period after such date shall be refunded by Owner to Tenant within thirty (30) days of such election. If Tenant does not elect to terminate this Lease pursuant to this Article 9 (or is not entitled to terminate this Lease pursuant to this Article 9), Owner shall be obligated to use reasonably diligent efforts to perform such repair to completion. If such repairs (exclusive of Specialty Tenant's Changes and Tenant's Property) are not completed by Owner within ninety (90) days after the expiration of the period estimated for effecting such repairs (subject to delays beyond Owner's reasonable control) Tenant may elect to terminate this Lease by giving notice to Owner not later than thirty (30) days following the expiration of such ninety (90) day period. If Tenant makes such election, the term of this Lease shall expire on the thirtieth (30th) day after the date notice of such election is given, and Tenant shall vacate the Demised Premises and surrender the same to Owner on such date in accordance with Article 21 hereof and the fixed rent and escalation rent shall be apportioned and any prepaid portion of fixed rent and escalation rent for any period after such date shall be refunded by Owner to Tenant within thirty (30) days of such election. Tenant shall have no other options to cancel this Lease under this Article 9. Unless Owner or Tenant shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume fifteen (15) days after written notice from Owner that the premises are substantially ready for Tenant's

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

occupancy, (f) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (g) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

            EMINENT DOMAIN:

            (j) If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award, and the rents shall be prorated to such date. Anything in this Article 10 to the contrary notwithstanding, Tenant shall have the right to make a separate claim in any such eminent domain proceeding for its property and moving expenses, provided that Tenant's claim shall not impair the ability of Owner to make its claim or reduce the amount of Owner's award.

            ASSIGNMENT, MORTGAGE, ETC.:

            (k) Tenant, for itself, its heirs distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance, which consent to a sublease or to an assignment shall be governed by the terms of Article 44 hereof. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

            ELECTRIC CURRENT:

            (l) (SEE ARTICLE 35)

            ACCESS TO PREMISES:

            (m) Owner of Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and upon notice, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may reasonably deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the Demised Premises in making any such repairs, replacements or improvements or performing any such work; provided, however, that Owner shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Owner, at its expense but subject to recoupment pursuant to Article 40 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either
(i) results in a denial of access to the Demised Premises, (ii) threatens the health or safety of any occupant of the Demised Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant's ability to conduct its business in the Demised Premises. In all other cases, at Tenant's request, Owner shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in connection with such entry or making such repairs, alterations, additions or improvements or performing any work in the Demised Premises, and Tenant shall pay to Owner, as additional rent, within twenty (20) days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours upon reasonable prior notice (except if pursuant to a Requirement or in the event of an emergency) for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same

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

whenever such entry may be necessary or permissible by master key or forcibly (in the event of an emergency or if required pursuant to Requirements) and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

            VAULT, VAULT SPACE, AREA:

            (n) No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

            OCCUPANCY:

            (o) Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part which permits use of the Demised Premises for the purposes stated in Article 2. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record provided such violations do not materially interfere with the conduct of Tenant's business in the Demised Premises. To the best of Owner's knowledge, there are no existing violations of record affecting the Demised Premises or the Building which would adversely affect Tenant's use and occupancy of the Demised Premises. On the Commencement Date a temporary or permanent certificate of occupancy (a copy of the current certificate of occupancy is attached hereto and made a part hereof as Exhibit "E") covering the Demised Premises will be in force permitting the Demised Premises to be used as offices, provided, however, neither such certificate, nor any provision in this Lease, nor any act or omission of Owner, shall be deemed to constitute a representation or warranty that the Demised Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use.

            BANKRUPTCY:

            (p) (a) See Article 34C(6) for substitution. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

            (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of five and one-half percent (5.5%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

            DEFAULT:

            (q) (1) If Tenant defaults beyond applicable grace periods, if any, in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises are abandoned; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under
Section 365 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written twenty (20) days written notice upon Tenant specifying the nature of said default and upon the expiration of said twenty (20) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said twenty (20) day period, and if Tenant shall not have diligently commenced curing such default within such twenty (20) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                 (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without further notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of further notice of intention to re-enter or to institute legal proceedings to that end.

            REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

            (r) In case of any such default, beyond applicable grace periods, if any, re-entry, expiration and/or dispossess by summary proceedings or otherwise,
(a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

            FEES AND EXPENSES:

            (s)A. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease beyond applicable grace periods, if any, then, unless otherwise provided elsewhere in this lease. Owner may immediately without notice in the case of an emergency, and at other times on reasonable prior notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default beyond applicable grace periods, if any, by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition to any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages. Except as otherwise specifically provided in this Lease, if any action shall be commenced by Owner or Tenant against the other, the party which shall be unsuccessful in such action shall bear the cost of the attorneys' fees and disbursements of the party which shall be successful in such action. If both parties shall be partially successful and, therefore, partially unsuccessful, the attorneys' fees and disbursements shall be apportioned between Owner and Tenant in inverse proportion to the success of each party in such action.

            BUILDING ALTERATIONS AND MANAGEMENT:

            19B. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or other public parts of the building and to change the name, number or designation by which the building may be known provided that the services, facilities and means of access to the Demised Premises to which Tenant is entitled as specified in this Lease are not materially diminished. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

               NO REPRESENTATIONS BY OWNER:

               1. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" subject to the performance by Owner of the work ("Owner's Work") set forth on Exhibit "B" annexed hereto and made a part hereof, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

               END OF TERM:

               2. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damage by fire or other insurable casualty and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and, subject to Article 3 and Article 34C(3)(c) hereof, Tenant shall remove all its property, Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

               QUITE ENJOYMENT:

               3. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

               FAILURE TO GIVE POSSESSION:

               4. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially read for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

               NO WAIVER:

               5. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to

Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

               WAIVER OF TRIAL BY JURY:

               6. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4, unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of the counterclaim.

               INABILITY TO PERFORM:

               7. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency or by reason of any other cause beyond Owner's reasonable control. (Collectively, "Unavoidable Delays"). This Lease and the obligations, covenants and agreements of Owner hereunder shall in no wise be effected, impaired, or excused because Tenant is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed or observed by Tenant, other than the obligation to pay when due fixed rent, additional rent and any other item of rental, by reason of Unavoidable Delays (except that Tenant's insolvency or financial condition shall not be considered an Unavoidable Delay), provided that Tenant uses due diligence to effect performance or observance of such obligation, covenant or agreement as soon as possible after the Unavoidable Delay no longer exists.

               BILLS AND NOTICES:

               8. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire to be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice. A copy of notices sent to Tenant shall be sent to Bryan Cave, 245 Park Avenue, New York, New York 10167, Attention: Richard Zakin, Esq. A copy of notices sent to Owner shall be sent to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Richard L. Chadakoff, Esq.

               SERVICES PROVIDED BY OWNERS:

               9. As long as this lease is in full force and effect, Owner shall provide: (a) necessary elevator facilities on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8:00 a.m. to 6:00 p.m., and on Saturdays from 9:00 a.m. - 1:00 p.m.; (c) water for ordinary lavatory and drinking purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall determine in its reasonable judgment), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant in accordance with the cleaning specifications set forth on Exhibit "C" annexed hereto. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building which is (x) in excess of that which is normally attendant to normal office use and (y) comprised of cartons, recyclable plastics and wet rubbish;
(e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m. on Saturdays from 9:00 a.m. to 1:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

               CAPTIONS:

               10. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

               DEFINITIONS:

               11. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 28 hereof), Sundays and all days observed by the State or Federal Government or by local 32B-32J, Building Service Employees Union, AFL-CIO, or any successor thereto as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

               ADJACENT EXCAVATION-SHORING:

               12. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

               RULES AND REGULATIONS:

               13. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations set forth on Exhibit "D" annexed hereto and made a part hereof and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision by informal arbitration pursuant to Article 43 hereof. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

               SUCCESSORS AND ASSIGNS:

               14. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. SEE ATTACHED RIDER CONTAINING ARTICLES 34 THROUGH 51 INCLUSIVE.

               In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                      /s/ Stanley Stahl
                                        ----------------------------------------

/s/ Leslie E. Slatin
- --------------------
                                        STANLEY STAHL, d/b/a
                                        STAHL PARK AVENUE CO.
                                        ----------------------------------------


                                        SHOREWOOD PACKAGING CORPORATION
                                        ----------------------------------------
Witness for Tenant:


/s/ Richard J. Zakin                    By: /s/ Howard M. Liebman
- --------------------                        ------------------------------------
                                        Name:  Howard M. Liebman
                                              ----------------------------------
                                        Title: Executive Chief Financial Officer
                                              ----------------------------------
                                                Tenant's Federal
                                                I.D. No.: 11-2742734

        The submission of this lease to Tenant for examination or for signature shall not be deemed to create or evidence a reservation or option or any other right in Tenant with respect to the Demised Premises or any other space in the Building and it is expressly understood that this lease shall not be effective and neither party shall be bound thereunder unless it is executed and delivered by both parties.

RIDER attached to and forming part of LEASE dated as of February 6, 1995 between STANLEY STAHL, d/b/a STAHL PARK AVENUE CO., Owner, and SHOREWOOD PACKAGING CORPORATION, Tenant,
PREMISES: 277 Park Avenue
          Entire 30th Floor

- --------------------------------------------------------------------------------

34.     Application of this Rider

        A. Rider Provisions Paramount. If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, or of the Rules and Regulations attached to this lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

        B. Additional Definitions. For the purpose of this lease and all agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

           (1) The term "fixed rent" shall mean rent consisting of "base rent" at the annual rate of:

                (i) Nine Hundred Thirty-Six Thousand Four Hundred Fifty Two Dollars ($936,452) for the period commencing on August 15, 1995 (the "Rent Commencement Date") and ending on August 14, 2000 ($78,037.66 per month);

                (ii) One Million Twenty-One Thousand Five Hundred Eighty-Four Dollars ($1,021,584) for the period commencing on August 15, 2000 and ending on August 14, 2005 ($85,132 per month); and

                (iii) One Million One Hundred Seventy Thousand Five Hundred Sixty-Five Dollars ($1,170,565) for the period commencing on August 15, 2005 and ending on the Expiration Date ($97,547.08 per month).

The rentable area of the Demised Premises is agreed to be 21,283 square feet for all purposes of this lease.

           (2) The term "additional rent" shall mean all sums of money, other than fixed rent, as shall become due and payable front Tenant to Owner hereunder, and Owner shall have the same remedies therefor as for a default in payment of fixed rent.

           (3) The terms "rent" and "rents" shall mean and include fixed rent and/or additional rent and/or escalation rent hereunder.

           (4) The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this lease as the beginning and the end of the term for which the Demised Premises are hereby leased.

           (5) Any provision in this lease that one party or the other or both shall do or do not or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be. Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants. Such provisions shall be deemed to mean that if the performance of the covenant will involve incurrence of expense such expense shall be borne by the party responsible for such performance except where this lease expressly provides otherwise.

           (6) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease, and also, if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenant.

           (7) If Owner named herein, or any assignee of the interest of Owner herein, shall be named as agent, the term "Owner" as used herein shall be deemed as agent comma the term "Owner" as used herein shall be deemed to include the principal(s) of such agent, whether disclosed or undisclosed.

           (8) Subject to Article 44B, any transfer by operation of law or otherwise, of Tenant's interest in this lease or of any subtenant's interest in a sublease hereunder, or, unless Tenant or the subtenant is an entity the securities of which are registered under appropriate statutory authority and listed and traded on a national exchange, of a 50% or greater interest in Tenant, or in a subtenant hereunder (whether stock, partnership interest or otherwise), in a single transaction or a related series of transactions, shall be deemed an assignment of this lease within the meaning of Article 11 or an assignment of the sublease within the meaning of Article 44, as the case may be.

           (9) All references in this lease to numbered Articles and lettered Exhibits are references to Articles of this lease and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

           (10) The words "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to". The words "herein", "hereof", "hereby", "hereunder" and words of similar import shall be construed to refer to this lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated. The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Words and phrases used in the singular shall be deemed to include the plural and vice versa and nouns and pronouns used in any particular gender shall be deemed to include any other gender, as the sense of the context may permit.

           (11) The term "Specialty Tenant's Changes" shall mean Tenant's Changes (hereinafter defined) consisting of kitchens (excluding pantries), executive bathrooms (exclusive of the one (1) ADA compliant unisex handicapped bathroom referred to in Section 47A(2) hereof), raised computer floors which comprise in excess of two hundred (200) usable square feet, computer installations (exclusive of wiring), vaults, libraries requiring structural reinforcement, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, and other Tenant's Changes of a comparable character.

           (12) The term "Initial Tenant's Changes" shall mean the changes made by Tenant to initially prepare the Demised Premises for Tenant's occupancy.

           (13) The term "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all governmental authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Land (hereinafter defined) or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Land or any portion thereof.

           (14) The term "Substantial Completion" or "Substantially Completed" or words of similar import shall mean that Owner's Work has been substantially completed notwithstanding the fact that minor punch-list or other insubstantial details of construction or demolition and/or mechanical adjustment and/or minor or insubstantial decorative items remain to be performed.

        C. Some Qualifications of Certain Preceding Printed Articles.

           (1) Notwithstanding Tenant's agreement to pay the fixed rent in lawful money which shall be legal tender, Owner shall accept, subject to collection, and Tenant shall pay all fixed rent and additional rent falling due under this lease by currently dated, unendorsed check of Tenant, payable to Owner or its designed agent and drawn on a bank or trust company which is a member of the New York Clearing House. Notwithstanding the foregoing, due to the fact that Nation's Bank is the bank through which Tenant currently conducts its banking business, Owner shall accept Tenant's checks for fixed rent drawn on Nation's Bank notwithstanding the fact that Nation's Bank is not a member of the New York Clearing House, provided, however, if Tenant ceases using Nation's Bank and changes the bank through which it conducts its banking business, Owner shall thereafter require that all future checks for fixed rent be paid by check drawn on a bank or trust company which is a member of the New York Clearing House. If Tenant shall default in timely payment of any rent, and whether or not such default shall be cured, Owner, may by notice given to Tenant at any time thereafter, require Tenant to make all further rent payments by currently dated, unendorsed certified or official bank check payable to Owner on a bank or trust company that is a member of the New York Clearing House.

           (2) The use of the Demised Premises for the purposes specified in
Article 2 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of the Demised Premises or any part thereof for:

                (a) the conduct of a public auction of any kind or of any gaming or gambling activities, or of any political or club activities, whether private or public;

                (b) the conduct of a school of any kind (other than a training center for employees, or customers or prospective customers of Tenant);

                (c) the conduct of a cafeteria or restaurant other than private dining facilities for Tenant's officers, employees and business guests;

                (d) the conduct of any business, occupation or activity which, in the reasonable judgment of Owner, may (i) create or foster an unusual risk to the security of the Building or of any of its tenants or occupants, (ii) impair the reputation of the Building for the highest class of office and commercial uses, or (iii) interfere with or disturb the occupancy of other tenants in the Building;

                (e) the conduct of any business, not engaged in by Tenant at the date of this lease, if use of the Demised Premises for such business shall conflict with any negative covenant as to use contained in any other lease of space in the Building in effect prior to use of the Demised Premises for such business; and Owner shall advise Tenant, upon Tenant's request for such information, of the existence of such negative covenant; or

                (f) the conduct of meetings, shows or exhibits for the general public.

               In no event shall the Demised Premises be used or occupied by anyone (as assignee of this lease or as subtenant or licensee), who shall not have a financial standing (considering the obligations of Tenant under this Lease and the financial standing of most other tenants of the Building), or shall not be of a character, or shall not be engaged in a business, or shall not use the Demised Premises in a manner, which shall be in keeping with the standards in such respects of the other office tenancies in the Building.

           (3) Supplementing Article 3:

               (a) Tenant shall cause any permitted alterations, decorations, installations, additions or improvements (herein called " Tenant Changes"; Tenant's Changes shall also include Initial Tenant's Changes) in or about the Demised Premises, referred to in Article 3, to be performed in compliance with all applicable Requirements and in such manner as not to interfere with, delay, or impose any additional expense upon Owner in the construction, maintenance or operation of the Building, or interfere with or disturb the occupancy of other tenants in the Building, and so as to maintain harmonious labor relations in the Building. Tenant with reasonable diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction.

               (b) Owner shall not unreasonably withhold or delay any consent or approval required under Article 3 to Tenant's contractor for the construction of the Tenant's Changes, except Tenant shall select mechanical and electrical contractors and mechanics from a list of approved contractors furnished by, Owner to Tenant. The approved list of contractors for the performance of the Initial Tenant's Changes is set forth in Exhibit "G". Tenant shall give Owner's building contractor, Cauldwell - Wingate, Inc. ("Cauldwell") the opportunity to bid for the performance of Tenant's Changes. Notwithstanding the foregoing, Tenant shall have no obligation, and Owner shall not indirectly require Tenant, to select Cauldwell for the performance of Tenant's Changes. Tenant's contractor shall perform or cause to be performed Tenant's Changes. Owner hereby approves Structure Tone Inc. as Tenant's general contractor for the performance of the Initial Tenant's Changes. Owner may require submission to it of plans and specifications for any proposed Tenant's Change and in granting its consent to any Tenant's Change may impose such conditions (in addition to those expressly provided in this lease) as to guaranty of completion and payment and of restoration and otherwise as Owner may reasonably consider desirable. If Owner shall fail to disapprove Tenant's final plans and specifications for any Tenant's Changes within ten (10) business days, or within five (5) business days (with respect to any resubmission of disapproved plans), after Owner's receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods), Owner shall be deemed to have approved such plans and specifications. Any review or approval by Owner of any plans and/or specifications or any preparation or design of any plans by Owner's architect or engineer (or any architect or engineer designated by Owner) with respect to any Tenant's Changes is solely for Owner's benefit, and without any representation or warranty whatsoever to Tenant or any other person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise. In no event shall Owner be required to consent to any Tenant's Change which could physically affect any part of the Building outside of the Demised Premises or might adversely affect the proper functioning of any of the mechanical, electrical, sanitary or other service systems of the Building. Owner may require Tenant to reimburse Owner for Owner's reasonable and actual out-of-pocket costs and expenses to unrelated third parties for (x) review of Tenant's plans and specifications for such Tenants Change and (y) supervision of compliance with the requirements of this lease in the performance of such Tenant's Change.

               (c) Notwithstanding the provisions of Article 3, Tenant shall not be required to restore the Demised Premises to their condition prior to the making of any Tenant's Change, upon the expiration or earlier termination of this lease. Notwithstanding the foregoing, however, Owner, upon approval of Tenant's plans and specifications containing Specialty Tenant's Changes, shall notify Tenant whether Tenant shall be required to remove any Specialty Tenant's Changes upon the expiration of the term of this Lease and if Tenant shall be required to remove such Specialty Tenant's Changes, Tenant shall restore and repair the area affected by the removal of such Specialty Tenant's Changes. All counters, screens, grilles, railings, suspended lighting fixtures, panelling, business machines and equipment which are installed in the Demised Premises by or for the account of Tenant, and can be removed without permanent structural damage to or defacement of the Building, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Demised Premises (all of which are herein called " Tenant's Property" shall be and remain the property of Tenant and may be removed by it at any time during the term of this lease. However, if any of Tenant's Property is removed, or upon the removal of Specialty Tenant's Changes, Tenant shall repair or pay the cost of repairing any damage to the Building resulting from such removal. Any items of Tenant's Property which shall remain in the Demised Premises after Tenant surrenders the Demised Premises, at the option of Owner, may be deemed to have been abandoned, and in such case either may be retained by Owner as its property or may be disposed of, without accountability, in such manner as Owner may see fit.

               (d) (1) Owner shall, subject to the funding procedures (including, without limitation, retainage requirements) under the loan documents entered into with the existing Mortgagee (hereinafter defined) set forth on Exhibit "F" annexed hereto and made a part hereof, contribute an amount not to exceed Nine Hundred Fifty-Seven Thousand Seven Hundred Thirty-Five Dollars ($957,735) (the "Tenant Fund") toward the cost of the Initial Tenant's Changes, including architectural and engineering fees.

                   (2) Owner shall disburse a portion of the Tenant Fund to Tenant from time to time, within twenty (20) business days after receipt of the items set forth in Section (C)(3)(d)(3) of Article 34 hereof, provided that on the date of a request and on the date of disbursement from the Tenant Fund no event of default shall have occurred and be continuing. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by the Chief Financial Officer of Tenant and Tenant's independent, licensed architect) to Tenant's contractors, subcontractors and material men which have not been the subject of a previous disbursement from the Tenant Fund multiplied by a fraction, the numerator of which is

$957,735 and the denominator of which is the total cost of the Initial Tenant's Changes as estimated by Tenant's independent licensed architect and as approved by Owner (which approval shall not be unreasonably withheld), which fraction shall be subject to readjustment as provided by Section (C)(3)(d)(3) of Article 34 hereof (but in no event shall such fraction be greater than one (1)). Owner shall notify Tenant in writing of its approval or disapproval of Tenant's estimate of the total cost of the Initial Tenant's Changes within fifteen (15) days of Owner's receipt thereof.

                   (3) Owner's obligation to make disbursements from the Tenant Fund shall be subject to Owner's verification of the total cost of the Initial Tenant's Changes as estimated by Tenant's independent licensed architect and receipt of: (a) a request for such disbursement from Tenant signed by the Chief Financial Officer of Tenant, together with the certification required by Section C(3)(d)(2) of Article 34 hereof, (b) an A1A Form G702 and G703 executed by Tenant's general contractor (which Forms shall require commercially reasonable retainage requirements), (c) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (d) if requested by Owner, waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Tenant's Changes relating to the portion of the Initial Tenant's Changes theretofore performed and materials theretofore provided and for which previous disbursements and/or the requested disbursement has been or is to be made (except to the extent such waivers of lien were previously furnished to Owner upon a prior request), and (e) a certificate of Tenant's independent licensed architect stating (i) that, in his opinion, the portion of the Initial Tenant's Changes therefore completed and for which the disbursement is requested was performed in a good and workerlike manner and substantially in accordance with the final detailed plans and specifications for such Initial Tenant's Changes, as approved by Owner, (ii) the percentage of completion of the Initial Tenant's Changes as of the date of such certificate, and (iii) the revised estimated total cost to complete the Initial Tenant's Changes. If the revised estimated total cost of the Initial Tenant's Changes increases above the original estimated total cost of the Initial Tenant's Changes by more than five percent (5%), then the denominator of the fraction referred to in Section (C)(3)(d)(2) of Article 34 hereof shall be adjusted appropriately.

                   (4) In no event shall the aggregate amount paid by Owner to Tenant under this Section C(3)(d) of Article 34 hereof exceed the amount of the Tenant Fund. Upon the completion of the Initial Tenant's Changes and satisfaction of the conditions set forth in Section C(3)(d)(5) of Article 34 hereof, any amount of the Tenant Fund which has not been previously disbursed shall be applied by Owner against the next monthly installments of fixed rent payable hereunder. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Initial Tenant's Changes, whether or not the Tenant Fund is sufficient to fund such completion. Any costs to complete the Initial Tenant's Changes in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant.

                   (5) Within thirty (30) days after completion of the Initial Tenant's Changes, Tenant shall deliver to Owner general releases and waivers of lien from all contractors, subcontractors and material men involved in the performance of the Initial Tenant's Changes and the materials furnished in connection therewith (unless same previously were furnished pursuant to Section (C)(3)(d)(3) of Article 34 hereof), and a certificate from Tenant's independent licensed architect certifying that (i) in his opinion the Initial Tenant's Changes have been performed in a good and workerlike manner and completed in accordance with the final detailed plans and specifications for such Initial Tenant's Changes as approved by Owner and (ii) all contractors, subcontractors and materialmen have been paid for the Initial Tenant's Changes and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Owner any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Owner advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Owner the general release or waiver of lien when the dispute is settled. Nothing contained in this Section, however, shall relieve Tenant from complying with the provisions of Article 3 hereof.

               (e) Within a reasonable time after the completion of the Initial Tenant's Changes, Tenant shall deliver to Owner a full set of architectural, structural, mechanical and electrical drawings and specifications showing the Demised Premises "as built" by the performance of the Initial Tenant's Changes.

           (4) Supplementing and modifying Article 13, entry upon the Demised Premises pursuant to Article 13 shall be accomplished at such times and in such manner, and upon such reasonable notice, as to minimize to the extent practicable under the circumstances interference with Tenant's use of the Demised Premises or inconvenience to Tenant. Except in the case of emergency, and except for access for cleaning and maintenance and repairs, Tenant shall be given reasonable opportunity to have a representative of Tenant accompany any one entering the Demised Premises pursuant to such access. In the case of an emergency, Owner shall use reasonable efforts to contact Tenant prior to any forcible entry by Owner pursuant to Article 13.

           (5) Supplementing Article 15, Owner represents that to Owner's knowledge, as of the Commencement Date, the common areas of the Building shall be in material compliance with all New York City Local Laws and Code so as not to interfere (except to a de minimis extent) with Tenant's ability to conduct its business in the Demised Premises.

           (6) Supplementing Article 16, insert at the beginning thereof in place of the first sentence thereof, the following:

               "(a) If at or before the date fixed as the Commencement Date of the term of this lease or if at any time during the term hereby demised:

                    (i) Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code (Title 11 of the United States
           Code), as now or hereafter in effect, or under similar law, or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law or, if Tenant is then a banking organization, shall file an application for voluntary liquidation or dissolution applicable to banking organizations; or

               (ii) an involuntary case against Tenant as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar state law shall be filed in any court and shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or if Tenant shall consent or acquiesce in the filing thereof; or

               (iii) a custodian, receiver, United States Trustee, trustee or liquidator of Tenant or of all or substantially all of Tenant's property or of Tenant's property in the Demised Premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, United States Trustee, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within sixty (60) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

               (iv) if Tenant shall generally not pay Tenant's debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

               (v) if Tenant is then a banking organization, if the Superintendent of Banks of the State of New York or any other public officer having like authority and power over Tenant as a banking organization shall take possession of the business and property of Tenant at the Demised Premises;

then, Owner may, at its option, cancel or terminate this lease by giving Tenant written notice to such effect within a reasonable time after receipt of notice of the happening of any one or more of such events."

           (7) Notwithstanding the specific provisions of Article 17:

               (a) In case of default in the payment of fixed rent, additional rent or escalation rent reserved herein, Tenant shall have a grace period of seven (7) days as long as checks for fixed rent and additional rent or escalation rent are drawn on Nation's Bank and ten (10) days as long as checks for fixed rent and additional rent or escalation rent are drawn on a trust company or bank which is a member of the New York Clearing House after written notice of the existence of such default from Owner within which to cure such default and if such payment is not made before the expiration of such seven

        (7) or ten (10) day grace period, as the case may be, Owner may serve a five (5) day notice of cancellation of this lease as and with the effects provided in Article 17(l).

               (b) In case of any other default referred to in Article 17(1), the grace period shall be twenty (20) days (instead of five (5) days) after written notice of the existence of such default from Owner within which to cure such default, except where failure to cure within a shorter period may subject Owner to criminal action or penalty, or where such default can be cured by payment of money, in either of which cases the provisions of Article 17(1), as written, shall govern and except, further, that where any other such default can be completely cured or remedied in the exercise of due diligence but not within such grace period of twenty (20) days, such grace period shall be deemed extended to such period as may be reasonably necessary to do the work or take such other steps as shall be required to correct such default, provided Tenant shall have reasonably and diligently commenced during such default promptly after receipt of written notice thereof and shall thereafter proceed reasonably and diligently to remedy the same completely.

               (c) Nothing in subparagraph (a) of this paragraph shall be deemed to require Owner to give the five (5) day notice of cancellation of this lease provided for therein prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of rent, it being acknowledged and agreed by both parties that the sole purpose of such notices is to create a conditional limitation hereunder, and in the event such notices are given by Owner, Tenant shall become a holdover tenant and this lease shall terminate forthwith at the expiration of the applicable notice period with the effects provided in Article 17(l).

           (8) Supplementing Articles 17 and 18:

               (a) Tenant expressly recognizes that Tenant's due and punctual performance of all its obligations under this lease throughout the term thereof is of paramount importance to Owner and, without limiting the provisions of Articles 17 and 34C(7), Tenant agrees that, if Tenant (i) shall fail to pay for ten (10) business days after it becomes due an installment of fixed rent or additional rent for two (2) consecutive months or for a total of four (4) months in any period of twelve (12) months, or (ii) shall default, beyond applicable grace periods, if any, in the timely performance of any other obligation of Tenant under this lease with respect to which Owner shall have given Tenant notice of default, and such default shall occur more than three (3) times in any period of six (6) months, then notwithstanding that such failure or other default shall have been cured within the applicable grace period provided in said Articles, any further similar default shall be deemed to be deliberate and Owner thereafter may, without further notice of default, serve a three (3) day notice of cancellation of this lease as and with the effects provided in subparagraph (1) of Article 17.

               (b) Instead of the liquidated damages determined pursuant to
        Article 18(c), Owner may, at its election, recover from Tenant as liquidated damages an amount determined pursuant to Article 16(b).

           (9) The parties recognize and agree that the damage to Owner resulting from Tenant's failure to timely surrender the Demised Premises to Owner will be substantial, will exceed the amount of fixed rent, additional rent and escalation rent theretofore payable hereunder and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Owner within one (1) day after the Expiration Date or the sooner expiration of the term of this lease, Tenant shall pay Owner as liquidated damages for each day during which Tenant holds over in the Demised Premises after the Expiration Date or earlier expiration of the term of this lease, a sum equal to two (2) times the average fixed rent, additional rent and escalation rent which was payable on a per diem basis under this lease on the last day of the term thereof, Tenant's obligations hereunder shall survive the Expiration Date or earlier expiration of the term of this lease.

           (10) Supplementing Article 27, "requests" or "approvals" by Owner or Tenant under this lease shall be deemed to be notices. All notices shall be in writing.

           (11) Supplementing Article 28:

               (a) Owner shall provide (but subject to recoupment pursuant to Article 40 hereof) heating, ventilating and air-conditioning (" HVAC") to the Demised Premises at the times set forth in Article 28 and in a manner in keeping with first class office buildings. The HVAC system serving the Demised Premises is designed to perform in accordance with the specifications set forth on Exhibit "H" annexed hereto and made a part hereof. The proper performance of the HVAC system serving the Demised Premises is based upon a maximum population density of one person per 100 square feet of usable area, a maximum electric heat gain of 5 watts per square foot of usable area and a supply of .20 CFM of fresh air per square foot of usable area. Owner shall not be responsible for the proper performance of such HVAC system if the Demised Premises (or any room or area thereof) shall be subjected to a greater population density or a greater heat gain than above specified, if the partitioning in the Demised Premises shall be rearranged in such manner as to interfere with the normal operations of the HVAC system in the Demised Premises, if the windows and the public corridor entrance doors of the Demised Premises shall not be kept closed, or if the blinds shall not be lowered in windows of the Demised Premises when exposed to the sun. Owner shall have free and unrestricted access at reasonable times and upon reasonable prior notice (except in the case of emergencies) to all Building HVAC equipment located in or readily accessible only through the Demised Premises. "Usable area" shall mean the area of the Demised Premises measured within its demising walls.

               (b) If Tenant shall require HVAC service at any time other than between 8:00 A.M. and 6:00 P.M. on a business day or other than between 9:00 a.m.

        and 1:00 p.m. on Saturdays, Owner shall furnish such service (herein called " after hours air-conditioning service") upon reasonable advance notice from Tenant and Tenant shall pay Owner's actual cost therefor on Owner's demand. Such charges shall not exceed Owner's actual cost of labor, utilities and supplies used in providing such after hours air-conditioning service. As of the date hereof, Owner's cost for providing base Building after hours air-conditioning service is $195 per hour or part thereof per floor, which rate is subject to change to reflect any changes in Owner's actual cost for same. If any of the other tenants of the Building shall receive after hours air conditioning service, through the same Building HVAC facilities as shall serve the Demised Premises, pursuant to Owner's obligation to provide the same to them (whether for a similar charge or without separate charge) at the same time as Tenant, only a portion of such actual costs as shall be incurred for such common service, in the ratio of the rentable area of the Demised Premises to the aggregate rentable area of the Demised Premises and the premises of such other tenants so served, shall be included in the costs upon which the charge to Tenant is based. Otherwise, no adjustment in the charge to Tenant shall be made for other tenants' use of their premises when after hours air-conditioning service is being provided to the Demised Premises at Tenant's request. Requests for after hours service submitted in writing to the Building Superintendent, by a person designated by Tenant as authorized to make such requests, before 3:00 P.M. on a non-holiday weekday for such weekday and before 3:00 P.M. on the day preceding a holiday or weekend for after hours air-conditioning service on such holiday or weekend, shall be deemed reasonable advance notice for after hours air-conditioning service. However, in case of emergency, after hours air-conditioning service may be obtained by calling the Building Superintendent in time to enable him to provide the service requested and promptly following such call with a written confirmation of the request.

               (c) As part of the initial Tenant's Changes, Owner shall not unreasonably withhold its consent to a Tenant's Change consisting of the installation of a supplementary air conditioning system of up to twenty,(20) tons capacity to service the Demised Premises. In connection therewith, Tenant, at Tenant's sole cost and expense, may tap into the condenser water risers of the Building to obtain condenser water for the system. Owner shall furnish to the Demised Premises serviced by such system condenser water to service such system at such times as Tenant shall request. Tenant's consumption of condenser water shall be measured by a BTU meter installed by Owner at Tenant's sole cost and expense, at the condenser water riser connection. Any installations required to connect Tenant's supplementary air conditioning system to the condenser water risers (including, without limitation, the BTU meter referred to above) shall be made by Owner, at Tenant's sole cost and expense, and Tenant shall pay to Owner as additional rent Owner's actual out-of-pocket costs in connection therewith within twenty (20) days of rendition of a bill therefor. Tenant shall also pay Owner for the supply of condenser water, within twenty (20) days after rendition of a bill therefor, a charge of $.35 per ton hour of condenser water consumed. Such amounts shall be increased on each anniversary of the Commencement Date so that it equals (i) $.35 plus $.35 multiplied by the percentage increase, if any, in the Consumer Price Index from that in effect on January, 1995. Notwithstanding anything to the contrary contained herein, Owner has informed Tenant and Tenant acknowledges that Owner shall not be able to supply condenser water to Tenant's supplementary air conditioning system until the condenser water riser for the Building (the "Condenser Water Riser") has been installed. Owner represents and warrants that the Condenser Water Riser shall be installed on or before June 1, 1995. Owner shall not be liable to Tenant for any failure or defect in the supply or character of condenser water supplied to Tenant by reason of any Requirement, act or omission of the public service company serving the Building or for any other reason not attributable to the gross negligence or willful misconduct of Owner, its agents, contractors and employees.

               (d) In keeping the Demised Premises clean, Owner shall provide cleaning services (including window cleaning) equal in scope, character and standards to cleaning services then generally provided by landlords to office tenants of comparable office buildings in the Borough of Manhattan, City of New York. Such cleaning services in accordance with such standards currently in effect are described in Exhibit "C".

               (e) Owner may, at its option, maintain in the Building either manually operated elevators or operatorless automatically controlled elevators or part one and part the other. Owner shall have the right from time to time during the term of this lease to perform alterations necessary to change in whole or in part from one to the other without notice to Tenant and without affecting the obligations of Tenant hereunder or incurring any liability to Tenant therefor, provided that such changes shall be made with reasonable speed and diligence and with minimum inconvenience to Tenant.

               (f) Owner shall (i) make up to six (6) points of connection available for Tenant's Class E system and (ii) at Tenant's sole cost and expense, reprogram the existing fire alarm system to connect the same to Tenant's system. The cost and expense of the aforesaid reprogramming shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor.

           (12) If Tenant shall fail to pay any installment of fixed rent or any amount of additional rent for more than ten (10) business days after it shall have become due and payable, then, whether or not a notice of default has been given therefor pursuant to the provisions of Article 34C(7)(a), Tenant shall pay Owner a late charge of five (5) cents for each dollar of the amount of such fixed rent or additional rent as shall not have been paid to Owner within ten
(10) business days after becoming due and payable. Such late charge shall be without prejudice to any of Owner's rights and remedies hereunder or at law for nonpayment or late payment of rent, including interest, and shall be in addition thereto.

35.     Electricity

        A. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. The risers serving the Demised Premises shall supply six (6) watts demand load of electricity per rentable square foot of the Demised Premises (it being expressly understood and agreed by Tenant that it shall be Tenant's responsibility, at its sole cost and expense, to install as part of the Initial Tenant's Changes any required electrical distribution equipment, including, without limitation, switches, transformers and panels, in connection with redistributing such electricity and to perform any work required to the electrical closets located on the thirtieth (30th) floor in connection therewith). Tenant shall not use any electrical equipment which, in Owner's reasonable judgment, would exceed the aforesaid capacity or interfere with the electrical service to other tenants of the Building. In the event that, in Owner's reasonable judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, Owner shall so notify Tenant of same. Within five (5) business days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Owner, in Owner's sole but reasonable judgment shall determine whether to make available such additional electrical capacity to Tenant and the amount of such additional electrical capacity to be made available. If Owner shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Owner. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Demised Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Owner, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Owner. Owner shall not be liable to Tenant in any way for any failure or defect in the supply or character of electricity furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building or for any reason not attributable to Owner. Tenant shall furnish and install, at its expense, all original and replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises. To the extent
(i) permitted by Requirements, (ii) permitted by union requirements and (iii) considered normal construction practice, Tenant shall be permitted to use BX cable for the distribution of electricity.

               B.(1) Unless Owner is required to have Tenant obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Article 35E hereof, subject to the provisions of Section C of Article 35 hereof, electricity shall be furnished by Owner to the Demised Premises and Tenant shall pay to Owner, as additional rent for such service, during the term of this Lease, an amount (the "Electricity Additional Rent") calculated pursuant to the rate schedule under which Owner makes payments to the utility company to provide electricity to the Demised Premises, including all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes and other sums payable in respect thereof and net of any rebates or credits actually received by Owner in respect of such electricity supplied to the Demised Premises, based on

Tenant's demand and/or consumption of electricity (and/or any other method of quantifying Tenant's use of or demand for electricity as set forth in the utility company's tariff) as registered on a meter or submeter for purposes of measuring such demand, consumption or other method of quantifying Tenant's use of or demand for electricity, (it being agreed that such meter or submeter shall measure demand and consumption, and off-peak and on-peak use, in either case to the extent such factors are relevant in making the determination of Owner's cost). Tenant shall also pay to Owner an amount equal to reasonable and actual out-of-pocket costs and expenses incurred by Owner to unrelated third parties to read such electric meters and preparing the submetering bills therefor (such out-of-pocket costs and expenses shall not exceed five percent (5%) of the applicable bill for the Electricity Additional Rent). The meter or submeter shall be installed by Owner, at Owner's sole cost and expense. Owner agrees to promptly order, and upon receipt, to promptly commence and install such meter or submeter with due diligence. Owner, at Owner's sole cost and expense (but subject to recoupment by Owner pursuant to Article 40 hereof), shall maintain such meter or submeter in good working order. Tenant, from time to time, shall have the right to review Owner's meter readings, and Owner's calculation of the Electricity Additional Rent, at reasonable times and on reasonable prior notice, by giving notice thereof to Owner on or prior to the ninetieth (90th) day after the date when Owner gives Tenant a bill or statement for the Electricity Additional Rent.

                 (2) Where more than one meter measures the electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Owner may elect, and Tenant shall pay the amount shown thereon to Owner within ten (10) days after receipt of such bill. Tenant expressly acknowledges that in connection with the installation of the meters or submeters, the electricity being supplied to the Demised Premises shall be temporarily interrupted. Owner shall use reasonable efforts to minimize interference with the conduct of Tenant's business in connection with such installation; provided, however, that Owner shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

               C.(1) If, prior to Owner's installation of meters or submeters and such meters or submeters becoming operational for the purpose of measuring Tenant's consumption of electricity in the Demised Premises, Tenant shall be provided access to the Demised Premises or portion thereof for the purpose of performing Initial Tenant's Changes, Tenant shall pay to Owner a fee (the "Electricity Fee") in consideration of Owner furnishing electricity to the Demised Premises for construction lighting and for power for normal construction tools. The Electricity Fee shall only be payable with respect to the period prior to Owner's installation of meters and submeters in the Demised Premises and such meters or submeters becoming operational. Upon such installation by Owner, and thereafter, Tenant shall pay Electricity Additional Rent based upon the demand and consumption shown on such meters or submeters, as more particularly set forth in Section B of Article 35 hereof. The Electricity Fee shall be an amount equal to the product of (x) Twenty-Nine and 15/100 Dollars ($29.15) (provided, however, that if Owner shall provide Tenant with access to less than the entire Demised

Premises, the Electricity Fee shall be proportionately reduced based on the area of the Demised Premises to which Tenant has been given access), and (y) the number of calendar days on which Tenant shall have access to the Demised Premises or portion thereof for the purpose of performing Initial Tenant's Changes. Owner shall render a bill to Tenant for such Electricity Fee from time to time, but not more frequently than monthly, and Tenant shall pay such Electricity Fee to Owner, as additional rent, within ten (10) days after receipt of such bill.

               (2) If Tenant shall occupy the Demised Premises, or any portion thereof, for the conduct of its business (as opposed to for the performance of Initial Tenant's Changes) prior to Owner's installation of such meters or submeters in any portion of the Demised Premises so occupied and such meters or submeters becoming operational, Tenant shall pay the Electricity Inclusion Charge (hereinafter defined), rather than the Electricity Fee, for such portion of the Demised Premises with respect to the period prior to the date such meters or submeters are installed and operational. Upon such installation by Owner, and thereafter and such meters or submeters becoming operational, Tenant shall pay Electricity Additional Rent pursuant to Section B of Article 35 hereof.

               D. If prior to the installation of the electric meters or submeters in the Demised Premises and such meters or submeters becoming operational, Tenant shall occupy all or any portion of the Demised Premises for the conduct of business, Owner shall furnish electric current to the Demised Premises on a "rent inclusion" basis, until said meters or submeters are installed and operational. The fixed rent set forth in this Lease does not include a charge for such electric service. Accordingly, Tenant shall pay to Owner on the first day of each month during such inclusion period, in the same manner as fixed rent is payable hereunder, an amount equal to Four Thousand Eight Hundred Seventy-Seven and 35/100 Dollars ($4,877.35) (the "Electricity Inclusion Charge"). If such inclusion period shall commence on a date other than the first (lst) day of any calendar month, Tenant shall pay to Owner on the date such inclusion period commences an amount equal to the product of (i) One Hundred Sixty and 35/100 Dollars ($160.35), and (ii) the number of calendar days in the period from the beginning of such inclusion period to the last day of the month in which such date shall occur, both dates inclusive. If Owner is supplying electricity to only a portion of the Demised Premises on a "rent inclusion" basis as aforesaid, the Electricity Inclusion Charge shall be proportionately reduced based on the area of the Demised Premises being supplied with electricity on a "rent inclusion" basis. The parties agree that although the charge for furnishing electrical energy is reflected in the Electricity Inclusion Charge on a so called "rent inclusion" basis, the value to Tenant of such service may not be accurately reflected in such Electricity Inclusion Charge. Accordingly, Owner and Tenant agree that after the meters and/or submeters are installed and operational and electricity is being furnished to such portion of the Demised Premises pursuant to Section B of Article 35 hereof for a twelve (12) month period, the Electricity Inclusion Charge shall be adjusted based on the average of the Electricity Additional Rent ("Twelve Month Average") payable by Tenant for such twelve (12) month period with respect to the portion of the Demised Premises which was previously being furnished with electricity on a "rent inclusion" basis. If the Twelve Month Average shall exceed the Electricity Inclusion Charge, Tenant, within ten (10) business days after demand therefor, shall pay such excess to Owner, and if the Electricity

Inclusion Charge shall exceed the Twelve Month Average, Owner, at its option, shall either promptly refund to Tenant such excess or shall credit such excess against immediately subsequent monthly installments of fixed rent next becoming due and payable hereunder.

        E. Owner reserves the right to discontinue furnishing electricity to Tenant in the Demised Premises if required pursuant to Requirements or as may be required by the public utility serving the Building. If Owner is compelled to discontinue furnishing electricity to Tenant, this lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant. If Owner so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility serving the Building. Such electricity may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity of substantially the same quantity, quality and character, directly from such public utility shall be installed by Owner at Tenant's expense.

         F. The provisions of this Article 35 are subject to any requirements or demands imposed by the public utility serving the Building which are applicable to all tenants of the Building.


36.     Superior Leases and Mortgages

        A. This Lease shall be subject and subordinate to each and every superior lease and/or to each and every mortgage affecting the Land or the Building. The holder of a mortgage is hereinafter referred to as "Mortgagee" and the holder of a superior lease is hereinafter referred to as "Lessor". Owner agrees after the execution and delivery hereof to obtain from (1) the current Mortgagee an agreement to the effect that, if there shall be a foreclosure of its mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no event of default shall have occurred and be continuing hereunder beyond the applicable notice and cure period, if any, and (2) the current Lessor an agreement to the effect that if its superior lease shall terminate or be terminated for any reason, Lessor will not evict Tenant, disturb Tenant's possession under the Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no event of default shall have occurred and be continuing beyond the applicable notice and cure period, if any, and Lessor shall not make Tenant a party in any action to terminate such superior lease or to remove or evict Tenant from the Demised Premises provided no event of default shall have occurred and be continuing beyond the applicable notice and cure period, if any (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, being hereinafter referred to as a "Nondisturbance Agreement"). This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. Tenant, however, at Tenant's sole cost and expense, shall execute and deliver promptly the Nondisturbance Agreement or any other instrument, in recordable form, that Owner, any Mortgagee or Lessor may request in confirmation of such subordination. Tenant shall not do anything that would constitute a default under any superior lease or mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Owner to be in default thereunder. If the date of expiration of any superior lease shall be the same day as the Expiration Date, the term shall end and expire twelve (12) hours prior to the expiration of the superior lease. If, in connection with the financing of the Land (hereinafter defined), the Building or the interest of the lessee under any superior lease, or if in connection with the entering into of a superior lease, any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights (except to a de minimis extent), or increase the other obligations of Tenant under this Lease (except to a de minimis extent), Tenant shall make such modifications.

        B. Any Nondisturbance Agreement may be made on the condition that neither the Mortgagee nor the Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

                    (i) liable for any act or omission of or default by any prior landlord (including, without limitation, the then defaulting Owner), or

                    (ii) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting Owner), or

                    (iii) bound by any payment of rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Owner) more than thirty (30) days in advance of the date upon which such payment was due (all such prepaid rental shall remain due and owing without regard to such payment), or

                    (iv) bound by any obligation to make any payment to or on behalf of Tenant, or to make any payments on account of any Tenant Fund, or

                    (v) bound by any obligation to perform any work or to make improvements to the Demised Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4 hereof, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the Demised Premises, (ii) repairs to the Demised Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 9 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Lessor or Mortgagee, and (iii) repairs to the Demised Premises as a result of a partial condemnation pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Lessor or Mortgagee, or

                    (vi) bound by any amendment, modification or cancellation of this Lease or surrender of the Demised Premises made without its prior written consent, or

                   (vii) bound to return Tenant's security deposit or Letter of
                         Credit (hereinafter defined), if any, until such deposit or Letter of Credit has come into its actual possession and Tenant would be entitled to such security deposit or Letter of Credit pursuant to the terms of this Lease.

The provisions of this Section B of Article 36 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any superior lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section B of Article 36 hereof, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section D shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee. Notwithstanding the provisions of this Section B of Article 36 hereof, this Lease shall not terminate by reason of the termination of any superior lease without the prior written consent of the Mortgagee of the mortgage which is a first mortgage on Owner's interest in the Land or the leasehold estate created by such superior lease.

        C. If required by the Mortgagee or the Lessor, within seven (7) days after notice thereof, Tenant shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement set forth in Section D of Article 36 hereof to attorn to such Mortgagee or Lessor, as the case may be, as Tenant's landlord hereunder. Tenant shall promptly so accept, execute and deliver any Nondisturbance Agreement proposed by any such Mortgagee or Lessor which conforms to the provisions of this Article 36. Any such Nondisturbance Agreement may also contain other terms and conditions as may otherwise be reasonably required by such Mortgagee or Lessor, as the case may be, which do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights (except to a de minimis extent), or increase the other obligations of Tenant under this Lease (except to a de minimis extent).

        D. If at any time prior to the expiration of the term, any superior lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Land or the Building or the estate created by any superior lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Land or the Building, or of the Lessor, or of any Mortgagee in possession of the Land or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Owner as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section A and Section B of Article 36 hereof, for the remainder of the term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Demised Premises. The provisions of this Section D of
Article 36 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any superior lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section D of Article 36, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section D shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

        E. As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Owner until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

        F. Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Land including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Land, which would cause the Demised Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the real property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Owner reasonably may request.

37.     Estoppel Certificate

           Each party shall, at any time and from time to time, at the request of the other party, upon not less than ten (10) days' notice, execute and deliver to the other a statement certifying that this lease is unmodified and in full force and effect [or if there has been any modification, that the same is in full force and effect as modified and stating the modification(s)], certifying the dates to which the fixed rent, additional rent and escalation rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

38.     Indemnification and Liability of Owner

        A. Tenant shall indemnify and save harmless Owner against and from (a) any and all claims (i) arising from (x) the conduct of business in or management (other than by Owner) of the Demised Premises or (y) any work or thing whatsoever done, or any condition created (other than by Owner) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises pursuant to this lease, or (ii) arising from any act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all out-of-pocket third party costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, shall resist and defend such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Owner. Tenant or its counsel shall keep Owner fully apprised at all times of the status of such defense. Counsel for Tenant's insurer shall be deemed satisfactory to Owner.

        B. Tenant shall look only to Owner's estate(s) in the Land and Building (or the proceeds thereof) and, if and to the extent expressly provided for in this lease, offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner under this lease, and no other property or other assets of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of landlord and tenant hereunder or Tenant's use and occupancy of the Demised Premises.

39.     Escalation for Increase in Real Estate Taxes

        A. As used herein:

               (1) "Taxes" shall mean the real estate taxes and assessments imposed upon the land on which the Building is erected (the "Land") and the Building or which would have been imposed on any portion of the Land and/or the Building had such portion of the Land and/or the Building not been exempt from such taxes by reason of its ownership by a governmental or similar agency which is providing public or similar inducements to a particular tenant or tenants of the Building. Taxes shall also include, without limitation, items such as the portion of Taxes attributable to the applicable Business Improvement District and the Safe Street Program. Penalties and interest on Taxes, and income, franchise, transfer, inheritance and capital stock taxes shall be deemed excluded from the term Taxes for the purposes hereof. However, if and to the extent that, due to a change in the method of assessment or taxation, any franchise, capital stock, capital, rents, income, profits or other tax or charge shall be substituted for the Taxes now or hereafter imposed upon said Land and the Building, such franchise, capital stock, capital, rents, income, profits or other tax or charge, computed as if Owner owned or operated no property other than said Land and the Building, shall be deemed included in the term Taxes for the purposes hereof. Notwithstanding the foregoing, the portion of the real estate taxes presently imposed upon the Land and Building which are attributable to the atrium on the Park Avenue side of the Building ("Atrium Taxes"), which atrium will be removed, shall not be included in Taxes for any purposes of this Lease (including, without limitation, the Base Tax). The Atrium Taxes shall be determined on the basis of a tax bill or other documentation furnished by the appropriate government agency.

               (2) "Tax Year" shall mean a fiscal or calendar year for which Taxes shall be imposed and falling partly or wholly within the term of this lease.

               (3) "Base Tax" shall mean the Taxes for the tax year July 1, 1995 through June 30, 1996 (excluding the Atrium Taxes for such Tax Year).

               (4) "Tenant's Proportionate Tax Share" shall mean a fraction of which the numerator is the rentable area of the Demised Premises and the denominator is the total rentable area of the Building. For the purposes of this lease the rentable areas of the Demised Premises and of the Building shall be deemed to be 21,283 square feet and 1,744,590 square feet, respectively, and Tenant's Tax Proportionate Share may be expressed as a percentage (i.e., 1.2199%).

        B. If the Taxes for any Tax Year occurring after June 30, 1996 shall be greater than the Base Tax, Tenant shall pay as additional rent for such Tax Year a sum equal to Tenant's Proportionate Tax Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the ("Tax Payment"). Should this lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date, as the case may be. Tenant's obligation to pay such additional rent and Owner's obligation to refund pursuant to Section C below, as the case may be, shall survive the termination of this lease. If the Taxes for any Tax Year, or an installment thereof, shall be reduced before such Taxes, or such installment, shall be paid, the amount of Owner's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

        C. Owner shall be under no obligation to contest the Taxes or the assessed valuation of the Land and the Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Owner in its sole judgment considers proper. If Owner shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Section B above, Owner shall repay to Tenant, with reasonable promptness, Tenant's Proportionate Tax Share of such refund and of any interest received, thereon after deducting from such refund and interest the reasonable costs and expenses (including experts' and attorneys' fees) of obtaining such refund. If the Base Tax shall be reduced from the amount originally imposed after Owner shall have rendered a Tax Statement (as provided in Section D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change and Tenant, on Owner's demand, shall pay any increase in additional rent resulting from such adjustment.

        D. At any time during a Tax Year after the Taxes for such Tax Year become known Owner may, or else with reasonable promptness after the end of such Tax Year, Owner shall, render to Tenant a comparative statement (the "Tax Statement") showing the amount of the Base Tax, the amount of the Taxes for such Tax Year and the Tax Payment, if any, due from Tenant for such Tax Year, indicating thereon in reasonable detail the computation of such Tax Payment. The Tax Payment shown on the Tax Statement may, at Owner's option, be payable in two
(2) semiannual installments or in such installments (not more frequently than monthly) as Owner may determine. Tenant shall pay the amount of the Tax Payment shown on the Tax Statement (or the balance or a proportionate installment thereof, if only an installment is involved) concurrently with the installment of fixed rent then or next due provided Tenant shall have at least twenty (20) days from receipt of the Tax Statement to make such payment, or if the Tax Statement shall be rendered at or after the termination of this lease within thirty (30) days after such rendition. Whenever so requested, not more often than once a year, Owner shall furnish Tenant with a reproduced copy of the bill (or receipted bill) for the Taxes for the current or next preceding Tax Year.

        E. The Tax Statement for a Tax Payment for any Tax Year shall be conclusive and binding upon Tenant unless (i) within thirty (30) days after receipt of the Tax Statement, Tenant shall notify Owner that it disputes the correctness thereof, specifying the respect(s) in which the Tax Statement is claimed to be incorrect and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to informal arbitration pursuant to
Article 43 within sixty (60) days after receipt of the Tax Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the additional rent in accordance with the Tax Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Owner shall forthwith pay Tenant, or, at Owner's election, Tenant shall be entitled to credit against rents then or thereafter due hereunder, the amount of Tenant's overpayment of rents resulting from compliance with the Tax Statement.

To the extent such incorrect Tax Statement was due to a mistake of Owner (as opposed to a third party such as the taxing authority) Tenant shall be entitled to interest on the amount of the overpayment at 2% over the Base Rate (hereinafter defined) calculated from the date of overpayment to the date such payment is refunded to Tenant.

40.     Escalation for Operating Expenses

        A. As used herein:

           (1) "Base Operating Expenses" shall mean the Operating Expenses for the Base Operating Year.

           (2) "Base Operating Year" shall mean the calendar year ending December 31, 1995.

           (3)(A) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereon, including without limitation, sales and value added taxes, if applicable) paid or incurred by or on behalf of Owner (whether directly or through independent contractors) in respect of the operation of the Land and Building which, are properly chargeable to the operation of the Land and Building together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Land and Building not leased to and occupied by tenants or available for occupancy), HVAC and other utilities furnished to the Land and the Building and utility taxes, and the expenses incurred in connection with the operation of the property such as insurance premiums, reasonable attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes) and auditing and other professional fees and expenses incurred and attributable solely to the Building, but specifically excluding:

                  (i)   Taxes,

                  (ii)  franchise or income taxes imposed upon Owner,

                  (iii) debt service on mortgages,

                  (iv)  leasing commissions,

                  (v) capital improvements (except as otherwise provided herein),

                  (vi) the cost of electrical energy furnished directly to Tenant and other tenants of the Building and the cost incurred by Owner in connection with reading such meters and/or submeters,

                  (vii) the cost of tenant installations incurred in connection with preparing space for a new tenant,

                  (viii) salaries of personnel above the grade of building manager and such building manager's supervisor,

                  (ix) rent paid under superior leases (other than in the nature of rent consisting of Operating Expenses),

                  (x) any expense for which Owner is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Owner is obligated to furnish to Tenant hereunder.

                  (xi) legal fees incurred in connection with any negotiation of, or disputes arising out of, any space lease in the Building,

                  (xii)   depreciation, except as provided herein,

                  (xiii) Owner's advertising and promotional costs for the Building,

                  (xiv)   financing and refinancing costs,

                  (xv) the portion of the expense incurred in connection with furnishing services for any tenant of the Building in excess of the services Owner is obligated to furnish to Tenant hereunder without additional payment by Tenant,

                  (xvi) any interest, fine, penalty or other late charges payable by Owner, incurred as a result of late payments, except to the extent the same (a) was due solely to action or inaction on another unrelated party's part (e.g. penalties accrued on unpaid amounts of an invoice or bill which Owner, acting in accordance with a commercially reasonable standard, did not receive or did not receive in a timely manner) or (b) was with respect to a payment, part or all of which, was the responsibility of Tenant hereunder and with respect to which Tenant did not make in a timely fashion or did not make at all;

                  (xvii) the cost paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any asbestos in the Building (other than periodic ongoing monitoring of asbestos, but excluding any monitoring required during any such removal, replacement, enclosure, encapsulation or other treatment), and

                  (xviii) to the extent any costs relating to uniforms, tools and supplies are incurred with respect to such items which are used both at the Building and other properties owned by Owner, there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties, except, however, that (i) if Owner is not furnishing any particular work or service (the cost of which if performed by Owner would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Owner, or
(ii) if less than ninety-five
percent (95%) of the rentable area of the Building shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Owner
(i) if it had at its own expense furnished such work or services to such tenant or (ii) had ninety-five percent (95 %) of the rentable area of the Building been occupied throughout such Operating Year, as the case may be. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year (hereinafter defined) in which such proceeds are received; provided, however, to the extent any insurance proceeds are received by Owner in any Operating Year with respect to any item which was included in Operating Expenses during the Base Operating Year, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (x) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (y) all retroactive Operating Payments (hereinafter defined) resulting from such retroactive adjustment shall be due and payable when billed by Owner.

               (B) Intentionally Omitted

               (C) (i) If any capital improvement is made during any Operating Year in compliance with a Requirement, whether or not such Requirement is valid or mandatory, or in lieu of a repair, then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Owner, and the annual amortization, together with interest thereon at the rate of interest publicly announced from time to time by the Chase Manhattan Bank, N.A., or its successor, as its "prime lending rate" (the "Base Rate"), of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                   (ii) If any capital improvement is made during any Operating Year either for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, such cost shall be amortized over such period of time as Owner reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

               (4) "Operating Statement" shall mean a statement in reasonable detail setting forth a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and the escalation rent for the preceding Operating Year pursuant to the provisions of this Article 40.

               (5) "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which escalation rent shall be payable pursuant to this Article 40.

               (6) "Tenant's Proportionate Share" shall mean a fraction of which the numerator is the rentable area of the Demised Premises and the denominator is the total rentable area of the Building. For purposes of this lease the rentable areas of the Demised Premises and the Building shall be deemed to be 21,283 square feet and 1,684,990 square feet, respectively, and Tenant's Proportionate Share may be expressed as a percentage (i.e. 1.2630%).

        B. (1) If the Operating Expenses for any Operating Year (any part or all of which falls within the term from and after the Rent Commencement Date) shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for such Operating Year and continuing thereafter until a new Operating Statement is rendered to Tenant, Tenant's Proportionate Share of such increase (the "Operating Payment") as hereinafter provided.

               (2) At any time during or after the term Owner may render to Tenant an Operating Statement or Statements certified by the chief financial officer of Owner or the functional equivalent of the chief financial officer of Owner showing (i) a comparison of the Operating Expenses for the Operating Year in question with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Owner's failure to render an Operating Statement during or with respect to any Operating Year in question shall not prejudice Owner's right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to make payments of the Operating Payment pursuant to this
Article 40 for such Operating Year.

               (3) On the first day of the month following the furnishing to Tenant of an Operating Statement, Tenant shall pay to Owner a sum equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year multiplied by the number of months (and any fraction thereof) of the term then elapsed since the commencement of such Operating Year in which such Operating Statement is delivered, less Operating Payments theretofore made by Tenant for such Operating year and thereafter, commencing with the then current monthly installment of fixed rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Owner in the same manner as fixed rent.

               (4) (i) As used in this Section B(4) of Article 40(i) "Tentative Monthly Escalation Charge" shall mean a sum equal to 1/12th of the product of
(a) Tenant's Proportionate Share, and (b) the difference between (x) the Base Operating Expenses and (y) Owner's estimate of Operating Expenses for the Current Year, and (ii) "Current Year" shall mean the Operating Year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

                   (ii) At any time in any Operating Year, Owner, at its option, in lieu of the payments required under Section B(3) of Article 40 hereof, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section B(3) of Article 40 hereof with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of fixed rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Owner under this Section B(4) of
Article 40 may be included by Owner in any Operating Statement rendered to Tenant as provided in Section B(2) of Article 40 hereof.

               (5) (i) After the end of the Current Year and at any time that Owner renders an Operating Statement or Statements to Tenant as provided in Section B(2) of Article 40 hereof with respect to the comparison of the Operating Expenses for said Operating Year or Current Year, with the Base Operating Expenses, as the case may be, the amounts, if any, collected by Owner from Tenant under Section B(3) of Article 40 hereof or B(4) of Article 40 on account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection B(3) and subsection B(4)(ii) of this Article 40 for the Operating Year in question. Tenant shall pay any net debit balance to Owner within fifteen (15) days next following rendition by Owner of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installments of fixed rent.

                   (ii) If the sum of the Tentative Monthly Escalation Charges and payments made by Tenant in accordance with subsection B(3) of this Article 40 for any Operating Year shall have exceeded the Operating Payment for such Operating Year by more than five percent (5%), interest at the rate of two (2) percentage points above the Base Rate on the portion of the overpayment that exceeds the applicable Operating Payment by more than five percent (5%) determined as of the respective dates of such payments by Tenant and calculated from such respective dates to the dates on which such amounts are credited against the monthly installments of fixed rent, shall be so credited. Any amount owing to Tenant subsequent to the term shall be paid to Tenant within ten (10) business days after a final determination has been made of the amount due to Tenant.

        C. Any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within forty-five (45) days after such Statement is sent, Tenant shall send a written notice to Owner objecting to such Statement and specifying the respects in which such Statement is disputed. If such notice is sent, Tenant (together with its independent certified public accountants, provided they are one of the so-called "big-six" accounting firms or if at such time there is no group of accounting firms commonly referred to as "big-six," then a nationally recognized firm of at least one hundred fifty (150) partners or principals who are certified public accountants) may examine Owner's books and records relating to the operation of the property to determine the accuracy of the Operating Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. If after such examination, Tenant still disputes such Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Owner and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such firm of certified public accountants is one of the so-called "big-six" public accounting firms or if at such time there is not group accounting firms commonly referred to as "big-six", then a nationally recognized firm of at least one hundred fifty (150) partners or principals who are certified public accountants, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Owner and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Owner when due the amount shown on any such Operating Statement, as provided in Section B of Article 40 hereof without prejudice to Tenant's position.

        D. The expiration or termination of this Lease during any Operating Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Year and any Operating Statement relating to such Operating Payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the Operating Payment for the Operating Year in which the term shall expire, the payment of the Operating Payment for such Operating Year shall be prorated based on the number of days of the term which fall within such Operating Year. Any payments due under such Operating Statement shall be payable within thirty (30) days after such Statement is sent to Tenant.

41.     Restrictions on Signs

           No lettering, sign, advertisement, notice, or object shall be displayed in or on the windows or doors, or on the outside of the Demised Premises, or at any point inside the Demised Premises, where the same might be visible outside of the Demised Premises, except that the name and logotype of Tenant and its subtenants may be displayed on or next to the entrance doors of the Demised Premises and in the elevator lobby of the 30th floor of the Building, subject to the approval of Owner (which shall not be unreasonably withheld) as to the size, color, material, style and location of such display. Owner shall provide Tenant with Tenant's Proportionate Share of listings on the Building lobby directory.

42.     Consents

        A. Wherever in this lease it is provided that either party shall not unreasonably withhold consent or approval or shall exercise its judgment reasonably, such consent or approval or exercise of judgment (hereinafter referred to collectively as

("consent") shall also not be unreasonably delayed. If a party considers that the other party has unreasonably withheld or delayed a consent it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent, or in case notice of denial is not received within twenty (20) days after making its request for the consent, within ten (10) days after the expiration of such twenty (20) day period; and within ten (10) days after giving the first mentioned notice it may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by informal arbitration in the manner provided in Article 43. Failure to give such first mentioned notice or to make such submission to arbitration within the period hereinabove provided therefor shall preclude any further right to dispute the reasonableness of such withholding of consent. A consent shall not be deemed to have been unreasonably withheld or delayed unless the aggrieved party complies with the foregoing procedure and it shall be so determined by arbitration as aforesaid. In the event of such determination, the requested consent shall be deemed to have been granted for all purposes of this lease; however, except to the extent otherwise provided below in this Section A, the party who shall have refused or failed to give such consent shall not have any liability to the other party therefor and the only remedy for an unreasonable withholding or delaying of consent by either party shall be as provided in this Article. Notwithstanding the foregoing, the party in whose favor such a determination has been made and has become final shall be entitled to recover from the other party its reasonable counsel fees and arbitration fees paid and court costs awarded in connection with such determination.

        B. Wherever in this lease or any Exhibit it is provided that the approval of a representative of either party (such as Owner's engineer or architect or Tenant's designer or engineer) is required for any particular matter, such approval shall be deemed to be a consent of the party for the purposes of Part A of this Article, provided that a true copy of the notice requesting such approval is given to the party so represented before the other party may claim that such approval has been unreasonably withheld or delayed.

        C. Whenever Tenant shall submit to Owner any plan, agreement or other document for Owner's consent or approval and Owner shall require the expert opinion of Owner's counsel, architect, engineer or other representative or agent of Owner as to the form or substance thereof, Tenant shall pay to Owner, Owner's reasonable and actual out-of-pocket cost to unrelated third-parties of obtaining such expert opinion within ten (10) days after Owner's demand therefor.

43.     Informal Arbitration

        A. Every dispute between the parties which is specifically provided in this lease to be determined by informal arbitration shall be submitted to the Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc. (or to such officer of said Real Estate Board or of any similar organization then successor thereto, having like authority or duties), for determination by him or by such other, impartial person or persons as he may designate, and such determination, when made and rendered to the parties in writing, shall be final and conclusive on the parties. Such submission may be made by either party on notice to the other ("Notice of Dispute") and the other party may then, within ten (10) days after receipt of the Notice of Dispute present its statement of the matter in dispute (the "Reply") to such arbitrator, upon written notice to the first party. The expenses of such informal arbitration shall be borne by the parties equally.

        B. If at the time such dispute is to be submitted neither the Real Estate Board of New York, Inc. nor any such successor organization shall exist, or if at such time the appropriate officer of said Real Estate Board or of such successor organization shall be unwilling or unable to accept the submission, or if despite diligent efforts made in good faith by either party, the arbitrator is not appointed or does not commence hearing the matter within thirty (30) days after the receipt of the Reply, or if the arbitrator to whom the matter is submitted shall fail to render his decision to the parties in writing within sixty (60) days after the receipt of the Reply, then in any such event, at the instance of either party, if the event shall not be due to its fault or neglect, the matter in dispute shall be determined by arbitration in the City and County of New York in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association (or any organization then successor thereto). The expenses of such procedure shall be borne by the parties equally.

        C. Notwithstanding anything to the contrary provided elsewhere in this lease, either party may elect, in the manner hereinafter provided, to have any dispute which would otherwise be determinable by informal arbitration pursuant to Part A Of this Article, determined by the Supreme Court of New York, New York County, under the New York Simplified Procedure for Court Determination of Disputes pursuant to Section 3031 of the Civil, Practice Law and Rules of the State of New York. Such election may be exercised by either party (i) giving the other party a notice requesting such judicial determination of the matter in dispute, which shall include an express statement of the election making specific reference to this Part C and (ii) at the same time serving the other party with the judicial process for submission of such dispute for such determination pursuant to said Section 3031. Such notice of election and service of process must be given and made, if by the party seeking to submit the dispute to determination, when the Notice of Dispute referred to in Part A of this Article would have to be served if the dispute were to be determined by informal arbitration, or if by the other party, within ten (10) days after receipt of the first party's Notice of Dispute. In such event, each party shall be empowered to do all acts and to make all motions consistent with the New York Simplified Procedure for Court Determination of Disputes, including without limitation the motion to settle the terms of the statement specified in Section 3034 thereof. The expenses of such procedure shall be borne by the parties equally.

44.     Assignment and Subletting

        Notwithstanding the provisions of Articles 11 and 34B(8), and in modification and amplification thereof:

        A. If this lease be assigned, whether or not in violation of the provisions of this lease, Owner, may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other am Tenant whether or in violation of this

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

lease, Owner may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the undertenant or occupant. In either event, Owner may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Article 11 or of this Article, or the acceptance of the assignee, undertenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this lease. The consent by Owner to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express consent of Owner to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article. References in this lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

        B. (1) Tenant may, without Owner's consent, assign this lease for the use set forth in Article 2 to a corporation or other business entity (herein sometimes called a "successor corporation") into which or with which Tenant shall be merged, or consolidated, or to which substantially all of Tenant's assets may be transferred, provided that the successor corporation shall have assumed substantially all of Tenant's obligations and liabilities, including all obligations under this lease, by operation of law or by appropriate instruments of merger, consolidation or transfer. In case of an assignment by merger or in consolidation, a true copy of the instrument of merger or consolidation containing the successor corporation's assumption of Tenant's obligations and liabilities, assuming Tenant's liabilities under this lease, shall be acceptable to Owner in lieu of the agreement mentioned in the first sentence of Part G. below.

           (2) Tenant may, without Owner's consent, assign this Lease or sublet any part or parts of the Demised Premises for the use set forth in Article 2 to a corporation, a limited liability company or other business entity (herein called a "related corporation") which shall control, be controlled by or be under common control with Tenant, provided (i) Tenant shall comply with Part E below, and (ii) such assignee or subtenant shall continue to be a related corporation of Tenant. Any related corporation may use and occupy any part of the Demised Premises for any of the purposes permitted by this lease, subject to compliance with Tenant's obligations under this lease, provided Tenant shall notify Owner with reasonable promptness of (i) the name of the related corporation, (ii) the manner in which the related corporation is related to Tenant, and (iii) the period of time during which the related corporation will use the Demised Premises. However such use shall not be deemed to vest in any such related corporation any right or interest in this lease or the Demised Premises. As used herein in defining a related corporation, control shall be deemed established by ownership of over 50% of the stock or other voting interest of the controlled corporation or other business entity.

        C. If Tenant shall desire to assign this lease or to sublet the Demised Premises, in whole or in part, to anyone other than a related or successor corporation, only for the use set forth in Article 2, Tenant shall submit to Owner a request for Owner's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant;
(ii) a description identifying the space to be sublet and Tenant's improvements included therein; (iii) the basic terms and conditions, including the effective date of the proposed assignment of subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises or part thereof; and (v) current financial information and any other information Owner may reasonably request with respect to the proposed assignee or subtenant.

        D. Owner shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant's notice given pursuant to Part C, provided that:

           (1) If Owner should have, or within three months will have, suitable space available in the Building, the proposed assignee, or subtenant shall not then be a prospective tenant with whom Owner shall have been negotiating for the leasing of space in the Building.

           (2) The subletting shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior consent of Owner in each instance, subject to the provisions hereof.

           (3) No subletting shall end later than one day before the Expiration Date of this lease.

           (4) The subletting is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this lease should be terminated prior to the Expiration Date or if Owner should succeed to Tenant's estate in the Demised Premises, then at Owner's election the subtenant shall attorn to and recognize Owner as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Owner may reasonably request to evidence such attornment.

           (5) The Demised Premises shall not be occupied at any time by more than two (2) subtenants or by more than three (3) entities, including Tenant. The areas to be sublet shall have direct access to the public corridor, elevators, stairwells and toilets on the same floor of the Building. All access corridors shall not be less than 6 feet in width and shall be constructed in compliance with all applicable laws and requirements of public authorities.

        E. Tenant shall give Owner at least fourteen (14) days' prior written notice before entering into any proposed sublease or assignment and Tenant shall furnish Owner with a counterpart (which may be a conformed or reproduced copy) of each sublease or assignment made hereunder promptly after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Owner for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Tenant.

        F. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the Performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Owner for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this lease.

        G. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this lease shall be binding upon Owner unless the assignee shall execute and deliver to Owner an agreement, in recordable form whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this lease.

        H. (1) If Tenant shall receive any consideration from its assignee for or in connection with the assignment of this lease or from the sale or use of Tenant's Property or Tenant's interests in the Initial Tenant's Changes, other than from a related or successor corporation, then, Tenant shall account to Owner therefor and shall pay over to Owner fifty percent (50%) of such consideration as and when such consideration is received, provided, however, with respect to consideration for Tenant's Property, Tenant shall be required to share such consideration only to the extent the consideration received by Tenant for such Tenant's Property exceeds the unamortized cost thereof to Tenant.

           (2) If Tenant shall receive any rents and/or consideration from its subtenant, other than from a related corporation, which for any period, shall exceed the per square foot rates of the fixed rent, the additional rent and escalation rent payable under this lease pursuant to Articles 39 and 40 for the same period; or if Tenant shall receive from its subtenant any consideration for the sale or use of Tenant's Property or Tenant's right to use the Initial Tenant's Changes; then, in each instance Tenant shall account to Owner therefor and shall pay over to Owner fifty percent (50%) of such excess rents and of such other consideration, as and when received. With respect to consideration paid for Tenant's Property, Tenant shall be required to pay over to Owner fifty percent (50%) of such consideration only to the extent the consideration received by Tenant for such Tenant's Property exceeds the unamortized cost thereof to Tenant.

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

45.     Brokerage

           Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this Lease that no broker, or other person acting as such, other than Robert A. Emden of Edward S. Gordon Company, Inc. ("Broker") as broker, and Owner's renting agent, Colliers ABR, Inc. ("Colliers"). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and Warranty. Owner will pay said broker a commission for procurement of this lease in accordance with Owner's separate agreement with Broker. Tenant shall indemnify and hold Owner harmless from and against any and all claims for commission, fee or other compensation by any person (other than Broker and Colliers) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Owner in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Owner shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any person (including Broker and Colliers) who shall claim to have dealt with Owner in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article 45 shall survive the expiration or prior termination of this Lease.

46.     Rent Control

           If at the commencement of, or at any time(s) during the term of this lease, the rent(s) reserved in this lease shall not be fully collectible for reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this lease for the periods following such termination and (b) Tenant shall pay to Owner, if legally permissible, an amount equal to (i) the rents which wold have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant to Owner during the period(s) such legal rent restriction was in effect. Any security or Letter of Credit deposited by Tenant may be retained by Owner for one year after such termination of this lease, to secure collection of any amount Owner may be entitled to receive pursuant to clause (b) above.

47.     Condition of the Demised Premises

        A. (1) Tenant has inspected the Demised Premises and shall take possession of the Demised Premises "as is", and Owner shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy, except as set forth on Exhibit

"B". As of the date hereof, Owner has Substantially Completed item numbers (1) through (5) of Owner's Work. Owner has made no representations as to the date on which it will complete item numbers (6) through (12) of Owner's Work (the "Post Possession Work") and Owner shall be under no penalty or liability to Tenant whatsoever by reason of any delay in the performance of the Post Possession Work and this Lease and the Commencement Date shall not be affected thereby. Owner shall use reasonably diligent efforts to Substantially Complete the Post Possession Work in an expeditious manner and shall perform such Work in accordance with reasonable construction practices. Notwithstanding the foregoing, Owner shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever to complete the Post Possession Work. Tenant acknowledges that the Post Possession Work will not be completed by the Commencement Date and Tenant shall permit Owner access to the Demised Premises after the Commencement Date to complete the Post Possession Work and the payment of fixed rent, additional rent and escalation rent shall not be affected thereby. Tenant further acknowledges that Owner may be performing the Post Possession Work and Tenant may be performing the Initial Tenant's Changes during the same time period. Accordingly, for the purposes of avoiding substantial hinderance or delay in the completion of their respective work, Owner and Tenant shall cooperate with each other, in good faith, in connection with the scheduling and performance of such work. Tenant, in compliance with the further provisions of this Article 47, Building regulations and procedures, and other applicable provisions of this lease, shall perform the Initial Tenant's Changes. In addition, Tenant shall make any and all modifications and additions and replacements to the existing sprinkler and alarm systems as may be necessitated by the Initial Tenant's Changes.

           (2) As part of the Initial Tenant's Changes, Tenant shall install one
(1) unisex handicapped bathroom on the thirtieth (30th) floor of the Building in compliance with ADA together with all regulations and guidelines promulgated pursuant thereto or in connection therewith (the "Bathroom Work") and renovate the other bathrooms located on the thirtieth (30th) floor of the Building (the "Additional Bathroom Renovation Work"). Owner shall reimburse Tenant for a total of Twenty Thousand Dollars ($20,000) of the costs and expenses incurred by Tenant in the performance of the Bathroom Work and the Additional Bathroom Renovation Work (the "Bathroom Work Contribution"). It is expressly understood and agreed however that Tenant shall not be reimbursed for any of the Additional Bathroom Renovation Work until the Bathroom Work has been completed and paid for in full. The Bathroom Work and the Additional Bathroom Renovation Work shall be performed by Tenant in a first-class manner comparable to other alterations made to the Building and otherwise in accordance with and pursuant to Article 3 and
Section 34C hereof. The Bathroom Work Contribution shall be disbursed in accordance with Section 34C(3)(d) hereof. In no event shall the aggregate amount paid by Owner to Tenant under this Section 47(2) exceed the amount of the Bathroom Work Contribution. Upon the completion of the Bathroom Work and the Additional Bathroom Renovation Work, any amount of the Bathroom Work Contribution which has not been previously disbursed shall be retained by Owner. Upon the disbursement of the Bathroom Work Contribution (or the portion thereof if upon completion of the Bathroom Work and the Additional Bathroom Renovation Work the Bathroom Work Contribution is not exhausted),

Owner shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Bathroom Work Contribution to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Bathroom Work and the Additional Bathroom Renovation Work whether or not the Bathroom Work and the Additional Bathroom Renovation Work in excess of the Bathroom Work Contribution shall be the sole responsibility and obligation of Tenant.

           (3) If Owner installs solar coating on the windows of the premises demised to an existing tenant of the Building which occupies more than two (2) floors of the Building, Owner shall install such solar coating on the windows of the Demised Premises to the extent same was installed for such existing tenant.

        B. Tenant shall prepare and shall submit to Owner for its approval (which shall not be unreasonably withheld) complete, finished, detailed and fully dimensioned architectural, electric and engineering plans and drawings (1/4" or 1/8" scale), and specifications for the Initial Tenant's Changes ("Tenant's Plans"), employing engineers approved by Owner (which approval shall not be unreasonably withheld). Owner's current Building engineer is Cantor & Seinuk. Tenant's Plans shall be practicable and shall conform to the existing physical condition of the Building, the filed plans and specifications for the Building, and all applicable laws and requirements of law and public authorities, including, without limitation, the State Lighting Efficiency Standards for Existing Public Buildings Act, Article 8 of the New York Energy Law, as amended, and the rules and regulations implementing the same.

        C. Upon Owner's approval of Tenant's Plans, Tenant shall cause Tenant's Plans (including mechanical plans and specifications) to be filed with the governmental agencies having jurisdiction thereof, in order to obtain, and shall obtain, all governmental permits, approvals, licenses, authorizations, waivers, consents and certificates (collectively, "Permits") which may be required in connection with the performance of the Initial Tenant's Changes. Owner shall with reasonable promptness sign the applications for such Permits prepared by Tenant which require Owner's signature and Tenant shall indemnify and hold Owner harmless against any claim, cost, liability or expense resulting from any error, omission or other impropriety or deficiency in any such application. In order to expedite Tenant's receipt of a building application number in connection with the Initial Tenant's Changes, Tenant has requested Owner's permission to file Tenant's initial plans and specifications for the Initial Tenant's Changes (the "Initial Plans") with the Building Department of the City of New York (the "Building Department") prior to Owner's review or approval of such Initial Plans. Owner hereby gives such permission and shall sign necessary Building Department forms requiring its signature as owner, to be filed by an architect at the Building Department together with the Initial Plans, but such permission and such filing shall not be deemed approval of the Initial Plans for any purpose under this Lease nor shall submission of such Initial Plans to Owner be deemed to be submission to Owner for approval pursuant to Article 3 and/or
Article 34C hereof nor shall Tenant rely on such submission as consent to such Initial Tenant's Changes. Such permission by Owner and such filing shall be without prejudice to Owner and without any representation or warranty whatsoever to Tenant or any other person with respect to the adequacy, correctness or efficiency thereof or otherwise. Any modifications of or additions to the Initial Plans may not be submitted to the Building Department without Owner's prior consent. The Initial Tenant's Changes shall be governed by the provisions of Articles 3 and 34C(3) with respect to Tenant's Changes as if the Initial Tenant's Changes were Tenant's Changes as modified and supplemented by this Article. Tenant shall employ, as its general contractor for the performance of the Initial Tenant's Changes, such contractor as Tenant may select (subject to Cauldwell's right to bid as set forth in Article 34C(3)(b) hereof) from the approved list of contractors set forth on Exhibit "G". Tenant shall employ as its mechanical and electrical contractors only such mechanical and electrical contractors as Owner employs or has otherwise approved for mechanical and electrical work in the Building provided such contractors' fees or charges are generally competitive with those of like contractors in comparable first class office buildings in Manhattan. The approved list of electrical and mechanical contractors for the performance of the Initial Tenant's Changes is set forth on Exhibit "G". Owner shall permit Tenant's contractors and suppliers to move construction materials, supplies and equipment for the Initial Tenant's Changes to the Demised Premises and to remove construction waste and debris therefrom, by an elevator to be designated by Owner, at times appointed by Owner after normal business hours or on other business days, giving effect to other previously made appointments. There shall be no cost to Tenant's contractors and suppliers for the infrequent and minimal use of said elevators on Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 9:00 a.m. to 1:00 p.m. ("Business Hours"). At all times, other than Business Hours, Tenant's contractors and suppliers shall pay Owner's actual cost basis for the use of such elevator. Such elevator use shall be subject to reasonable scheduling and supervision by Owner. As of the date hereof, Owner's cost for providing freight elevator service during Business Hours is $33 per hour or part thereof and $50 per hour or part thereof for times other than Business Hours, which rates are subject to change to reflect any changes in Owner's actual cost for same. It is expressly understood and agreed that Tenant shall not move into the Demised Premises during the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday. Tenant shall, and shall cause its contractors and suppliers to, comply with Owner's rules and regulations, and Owner's directions for the coordination and control of construction activities in the Building and the protection and security of the Building and its systems and occupants.

        D. Throughout the performance of the Initial Tenant's Changes in or about the Demised Premises, Tenant shall maintain, or cause to be maintained:

               (i) Worker's Compensation insurance coverage in statutory limits for all eligible workmen engaged in the Initial Tenant's Changes;

               (ii) Public Liability insurance, of which Owner shall be a named assured, in limits of $1,000,000/$1,000,000 for bodily injury and death, $500,000/$1,000,000 for property damage and $10,000,000 umbrella coverage for bodily injury, death and property damage, which shall also include automobile liability insurance and blanket contract liability coverage for Tenant's indemnity obligations to Owner under this lease; and

               (iii) Builder's All-Risk insurance in an amount equal to the value of the Initial Tenant's Changes on the completion thereof.

Tenant shall submit to Owner, before commencement of any of the Initial Tenant's Changes in or about the Demised Premises, certificates of such Worker's Compensation, Public Liability and Builder's All-Risk insurance.

48.     Insurance

        A. Tenant shall at all times keep Tenant's Property and all other alterations, installations and improvements made by Tenant in the Demised Premises now or hereafter included in the Demised Premises insured for damages by fire and lighting, vandalism, malicious mischief and all other risks and hazards comprehended by the full "extended coverage" endorsements and against such other hazards and risks as Owner may from time to time reasonably designate, for the "full replacement cost" thereof. Such full replacement cost shall be determined from time to time but not more frequently than once in any twenty-four (24) calendar month period at the request of Owner or any superior Mortgagee or Lessee by an appraiser, engineer, architect or contractor designated by Owner or such Mortgagee or Lessee.

        B. In addition to fire, lightning and extended coverage insurance, Tenant will maintain personal injury or property damage insurance, under a policy of general public liability insurance, with such limits as may reasonably be requested by Owner from time to time, but not less than $1,000,000/$1,000,000 in respect to bodily injury or death and $500,000/1,000,000 for property damage, and $10,000,000 umbrella coverage for bodily injury, death and property damage, and the policy or policies evidencing such insurance shall include Owner as an additional insured but only with respect to liability arising out of the ownership, maintenance or use of the Demised Premises.

        C. All policies required to be maintained pursuant to the provisions of this lease shall be issued by an insurance company or companies having a Best's rating of at least A/AAA and authorized to do business in the State of New York. All policies required to be maintained pursuant to the provisions of this lease shall have a written undertaking from the insurer to notify all insureds thereunder at least thirty (30) days prior to cancellation thereof. Tenant may provide any insurance required pursuant to the provisions of this lease under a so-called blanket policy or policies covering other parties and locations so long as the coverage under such policy or policies is not thereby diminished. Upon written request, Tenant shall furnish Owner with a certificate of insurance evidencing any such policy or a certificate naming Owner as an additional insured.

49.     Abatement of Rent

          The fixed rent and additional rent under Articles 39 and 40 payable hereunder shall be abated for the period commencing on the Commencement Date and ending on the day preceding the Rent Commencement Date. The first monthly installment of fixed rent shall be payable on the Rent Commencement Date in an amount which shall be pro-rated to the number of days from the Rent Commencement Date to the last day of the calendar month in which it occurs, both days included. Notwithstanding the foregoing, Tenant shall be required to pay for its consumption of electricity and all other sums payable hereunder, if any, commencing on the Commencement Date and there shall be no abatement therefor.

50.     Intentionally Omitted

51.     Miscellaneous Additional Provisions

        A. Subject to its reasonable security regulations, Owner agrees that (x) the Building shall be accessible to Tenant and (y) Tenant shall have the use of at least one (1) elevator subject to call, twenty-four (24) hours a day, seven
(7) days a week.

        B. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Owner or Tenant unless and until Owner and Tenant shall each have executed and unconditionally delivered a fully executed copy of this Lease to the other.

        C. This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor ("Guarantor") of the performance of its obligations hereunder, if any, and their successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant's address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two (2) business days after such process is so mailed.

        D. Tenant shall deposit with Owner on the signing of this Lease, a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), reasonably satisfactory to Owner, issued by and drawn on a bank satisfactory to Owner and which is a member of the New York Clearing House Association, for the account of Owner, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Demised Premises to Owner as herein provided. Notwithstanding the foregoing, due to the fact that Nation's Bank is the bank through which Tenant currently conducts its banking business, Owner shall permit the Letter of Credit to be issued by Nation's Bank notwithstanding the fact that Nation's Bank is not a member of the New York Clearing House, provided, however, if Tenant ceases using Nation's Bank and changes the bank through which it conducts its banking business, Tenant shall deposit a new Letter of Credit with Owner drawn on a bank or trust company which is a member of the New York Clearing House and otherwise in accordance with the terms, conditions and provisions contained in this
Section 51D. If an event of default shall occur and be continuing, Owner may present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof, (i) toward the payment of any fixed rent, escalation rent or any other item of rental as to which Tenant is in default, (ii) toward any sum which Owner may expend or be required to expend by reason of Tenant's default beyond applicable grace periods, if any, in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Owner, and (iii) toward any damage or deficiency incurred or suffered by Owner in the reletting of the Demised Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Owner. If Owner applies any part of the proceeds of the Letter of Credit, Tenant, upon demand, shall deposit with Owner the amount so applied so that Owner shall have the full deposit on hand at all times during the term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Demised Premises to Owner. In the event of a sale or leasing of the Land or the Building, Owner shall have the right to transfer the Letter of Credit to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of the Letter of Credit, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder. Tenant shall look solely to the new owner for the return of the Letter of Credit. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit made to a new owner. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant shall renew any Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Owner a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence required by Owner that the Letter of Credit has been renewed for a period of at least one (1) year. If Tenant shall fail to renew the Letter of Credit as aforesaid, Owner may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit. Provided that Tenant shall fully and faithfully comply with all of the terms, provisions and conditions of this Lease, (i) from and after the date which is the third (3rd) year anniversary of the Rent Commencement Date through and until the date immediately preceding fourth (4th) anniversary of the Rent Commencement Date, the amount of the Letter of Credit shall be reduced to Nine Hundred Fifty Thousand Dollars ($950,000),
(ii) from and after the date which is the fourth (4th) anniversary of the Rent Commencement Date through and until the date immediately preceding the fifth
(5th) anniversary of the Rent Commencement Date the amount of the Letter of Credit shall be reduced to Six Hundred Fifty Thousand Dollars ($650,000), (iii) from and after the date which is the fifth (5th) anniversary of the Rent Commencement Date through and until the date immediately preceding the sixth
(6th) anniversary of the Rent Commencement Date the amount of the Letter of Credit shall be reduced to Three Hundred Fifty Thousand Dollars ($350,000); and
(iv) from and after the date which is the sixth (6th) anniversary of the Rent Commencement Date through and until

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the Expiration Date the amount of the Letter of Credit shall be reduced to
Three Hundred Thousand Dollars ($300,000).

        E. Owner shall not discriminate against Tenant in the enforcement or administration of the Building Rules and Regulations.

        F. All agreements provided for in this lease, whether between the parties or between either or both of the parties hereto and one or more other parties shall be in writing.

        G. Owner shall provide on site security/concierge, equipment, personnel, procedures and systems for the Building.

        H. In connection with the refinancing of the existing mortgage loan for the Building, funds were allocated for the then anticipated tenant improvement work and other tenant leasing expenses to be funded by Owner in connection with the leasing of the Building, which funds (to the extent property cash flow is not available) are to be used for, among other costs, the Tenant Fund. Owner, to the best of its knowledge, is not in violation of any decree, ruling, judgment, order or injunction applicable to it nor any law, ordinance, rule or regulation of whatever nature, nor are there any actions, proceedings or investigations pending or, to the best of its knowledge, threatened against or affecting Owner (or any basis therefor known to Owner) before or by any court, arbitrator, administrative agency or other governmental authority or entity, any of which, if adversely decided, would materially or adversely affect its ability to cause the Tenant Fund to be funded to Tenant in accordance with the terms and provisions of Section 34C(3)(d) hereof. As of the date hereof, Owner has not received any notice from the current Mortgagee of an event of default which remains uncured under the existing mortgage loan for the Building.


                                  /s/ Stanley Stahl
                                  -----------------------------------------
                                  STANLEY STAHL d/b/a STAHL PARK AVENUE CO.



                                  SHOREWOOD PACKAGING CORPORATION


                                  By: /s/ Howard M. Liebman
                                      -------------------------------------
                                     Name: Howard M. Liebman
                                           --------------------------------
                                     Title: Exe. Vice-Pres., CFO
                                            -------------------------------
                                     Tenant's Federal I.D. No. 11-2742734
                                                               ------------




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